As filed with the Securities and Exchange Commission on March 31, 2009

Registration No. 333-136789

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RAM HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
RAM Re House 46 Reid Street Hamilton HM 12 Bermuda	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

RAM REINSURANCE COMPANY LTD. STOCK OPTION PLAN FOR MANAGEMENT EMPLOYEES

AND

RAM HOLDINGS LTD. 2006 EQUITY PLAN

(Full title of the plans)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(Name and Address of Agent For Service)

(212) 894-8700

(Telephone number, including area code, of agent for service)

Copy to:

Victoria Guest

General Counsel

RAM Holdings Ltd.

RAM Re House

46 Reid Street

Hamilton HM 12 Bermuda

(441) 296-6501

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ X ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

This post-effective amendment is effective upon its filing with the Commission.

DEREGISTRATION OF UNSOLD SECURITIES AND

TERMINATION OF REGISTRATION STATEMENT

A Registration Statement on Form S-8 (Registration No. 333-136789) was originally filed with the Securities and Exchange Commission on August 21, 2006 by the Registrant. The Registration Statement registered 720,000 of the Registrant's Common Shares issuable upon exercise of share options under the RAM Reinsurance Company Ltd. Stock Option Plan for Management Employees and 2,470,000 of the Registrant's Common Shares issuable in respect of equity awards, including share options and restricted share units, under the RAM Holdings Ltd. 2006 Equity Plan (collectively, the "Shares"). The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw from registration all unsold Shares previously registered under the Registration Statement and terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on March 31, 2009.

RAM Holdings ltd.

By:	/s/ Vernon M. Endo Name: /s/ Vernon M. Endo Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Vernon M. Endo	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2009
/s/ Edward U. Gilpin Edward U. Gilpin	Chief Financial Officer and Financial Controller (Principal Financial Officer and Principal Accounting Officer)	March 31, 2009
* Steven J. Tynan	Director	March 31, 2009
* Edward F. Bader	Director	March 31, 2009
* David L. Boyle	Director	March 31, 2009
* Allan S. Bufferd	Director	March 31, 2009
Joan H. Dillard	Director	March 31, 2009
Joseph M. Donovan	Director	March 31, 2009
Michael J. Normile	Director	March 31, 2009
Lloyd A. Porter	Director	March 31, 2009
/s/ Victoria W. Guest Victoria W. Guest	Director	March 31, 2009
* Conrad P. Voldstad	Director	March 31, 2009

/s/ Steven J. Tynan Steven J. Tynan	Authorized U.S. Representative	March 31, 2009

* By:
/s/ Vernon M. Endo Vernon M. Endo, individually and as an attorney-in-fact for each such other person pursuant to the power of attorney previously filed as a part of this Registration Statement.